UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 2, 2009

FORTUNE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-19049
(Commission file number)

20-2803889
(I.R.S. Employer
Identification No.)

6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
(Address of principal executive offices)

(317) 532-1374
(Registrant’s Telephone Number,
Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 2, 2009, the Board of Directors of Fortune Industries, Inc. (the “Company”) appointed Randy Butler, 49, to the position of Chief Financial Officer of the Company.

Mr. Butler joined Century II, a subsidiary of the Company on May 1, 2006 as the Controller, and assumed responsibility for all the financial functions of PSM, Inc. another subsidiary of the Company in May 2008. Prior to Century II, Mr. Butler was the Controller for PFIC Corporation, a broker-dealer for Union Planters Bank, where he was responsible for all the accounting and financial operations for the Financial Services Division of Union Planters Bank.

Mr. Butler graduated with honors from the University of Tennessee in 1982 with a B.S. in Accounting.

Although no definitive employment contract has been finalized with Mr. Butler at this time, he will receive an annual salary of $130,000, and will be eligible for a performance-based bonus program which may include shares of the Company’s stock and cash bonuses. The Company will file an Amended Form-8-K upon finalizing such agreement.

Mr. Butler is replacing Garth Allred as the Company’s Chief Financial Officer. On April 2, 2009, the Company accepted Mr. Allred’s resignation as the Company’s Chief Financial Officer, and all positions he holds with the Company’s subsidiaries and affiliated entities. Mr. Allred’s resignation was effective on April 2, 2009.

Item 9.01. Financial Statements and Exhibits.

None.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              FORTUNE INDUSTRIES, INC.

Date: April 8, 2009                                                                          By: /s/ John F. Fisbeck
                                                                                                       John Fisbeck
                                                                                                       Chief Executive Officer